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                                                                   EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-96212 on Form S-8 and Registration Statement No. 33-95464 on Form S-3 of Sanctuary Woods Multimedia Corporation (the "Company") of our report dated June 20, 1997, which includes a going concern uncertainty explanatory paragraph, appearing in this Annual Report on Form 10-K of the Company for the year ended March 31, 1998.

/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP
San Francisco, California

October 5, 1998





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